SLM Student Loan Trust 2002-8 Quarterly Servicing Report

Report Date: 2/28/2005      Reporting Period: 12/1/04-2/28/05

I.      Deal Parameters

	Student Loan Portfolio Characteristics				11/30/2004	Activity	2/28/2005

A	i	Portfolio Balance			$590,860,623.42	$(59,321,475.81)	$531,539,147.61
	ii	Interest to be Capitalized			12,322,636.01		11,330,464.62

	iii	Total Pool			$603,183,259.43		$542,869,612.23

	iv	Specified Reserve Account Balance			1,507,958.15		1,357,174.03

	v	Total Adjusted Pool			$604,691,217.58		$544,226,786.26

B	i	Weighted Average Coupon (WAC)			3.416%		3.422%
	ii	Weighted Average Remaining Term			115.68		114.49
	iii	Number of Loans			181,481		168,361
	iv	Number of Borrowers			90,979		84,765
	v	Aggregate Outstanding Principal Balance — T-Bill			$293,644,711.64		$264,129,445.91
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$309,538,547.79		$278,740,166.32

						% of		% of
	Notes			Spread	Balance 12/15/04	O/S Securities	Balance 03/15/05	O/S Securities
C	i	A-1 Notes	78442GEZ5	0.020%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GFA9	0.040%	—	0.000%	—	0.000%
	iii	A-3 Notes	78442GFB7	0.100%	150,729,217.58	24.927%	90,264,786.26	16.586%
	iv	A-4 Notes	78442GFC5	0.200%	418,503,000.00	69.209%	418,503,000.00	76.899%
	vi	B Notes	78442GFD3	0.500%	35,459,000.00	5.864%	35,459,000.00	6.515%

	vii	Total Notes			$604,691,217.58	100.000%	$544,226,786.26	100.000%

*Percentages may not total 100% due to rounding.

	Reserve Account				12/15/2004		3/15/2005

D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)			$1,507,958.15		$1,357,174.03
	iv	Reserve Account Floor Balance ($)			$1,170,259.00		$1,170,259.00
	v	Current Reserve Acct Balance ($)			$1,507,958.15		$1,357,174.03

	Capitalized Interest Account				12/15/2004		3/15/2005

E	i	Current Capitalized Interest Account Balance ($)			$—		$—

II. 2002-8     Transactions from: 12/1/2004 through: 2/28/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$57,135,040.55
	ii	Principal Collections from Guarantor	4,750,762.95
	iii	Principal Reimbursements	52,240.55
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$61,938,044.05

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$13,660.76
	ii	Capitalized Interest	(2,630,229.00)

	iii	Total Non-Cash Principal Activity	$(2,616,568.24)

C	Total Student Loan Principal Activity		$59,321,475.81

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,042,202.82
	ii	Interest Claims Received from Guarantors	141,996.04
	iii	Collection Fees/Returned Items	24,367.49
	iv	Late Fee Reimbursements	107,252.94
	v	Interest Reimbursements	13,069.45
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,730,564.29
	viii	Subsidy Payments	1,050,689.73

	ix	Total Interest Collections	$5,110,142.76

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$595.43
	ii	Capitalized Interest	2,630,229.00

	iii	Total Non-Cash Interest Adjustments	$2,630,824.43

F	Total Student Loan Interest Activity		$7,740,967.19

G	Non-Reimbursable Losses During Collection Period		$10,954.03

H	Cumulative Non-Reimbursable Losses to Date		$222,631.72

III. 2002-8     Collection Account Activity 12/1/2004 through 2/28/2005

A	Principal Collections
	i	Principal Payments Received	$12,713,570.03
	ii	Consolidation Principal Payments	49,172,233.47
	iii	Reimbursements by Seller	—
	iv	Borrower Benefits Reimbursements	13,754.15
	v	Reimbursements by Servicer	659.31
	vi	Re-purchased Principal	37,827.09

	vii	Total Principal Collections	$61,938,044.05

B	Interest Collections
	i	Interest Payments Received	$4,336,433.61
	ii	Consolidation Interest Payments	629,019.27
	iii	Reimbursements by Seller	259.12
	iv	Borrower Benefits Reimbursements	(755.44)
	v	Reimbursements by Servicer	12,798.83
	vi	Re-purchased Interest	766.94
	vii	Collection Fees/Return Items	24,367.49
	viii	Late Fees	107,252.94

	ix	Total Interest Collections	$5,110,142.76

C	Other Reimbursements		$66,548.54

D	Reserves in Excess of the Requirement		$150,784.12

E	Swap Payments Received from Counterparties		$—

F	Administrator Account Investment Income		$—

G	Investment Earnings for Period in Trust Accounts		$238,029.99

H	Funds Released from Capitalized Interest Account		$—

I	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$67,503,549.46

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(868,815.48)

J	NET AVAILABLE FUNDS		$66,634,733.98

K	Servicing Fees Due for Current Period		$411,353.69

L	Carryover Servicing Fees Due		$—

M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$431,353.69

IV. 2002-8 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005
INTERIM:
In School
Current	2.814%	2.814%	35,310	29,789	19.457%	17.694%	$112,087,386.70	$96,123,925.70	18.970%	18.084%

Grace
Current	2.813%	2.825%	9,180	8,278	5.058%	4.917%	$32,312,123.68	$24,440,993.70	5.469%	4.598%

TOTAL INTERIM	2.813%	2.816%	44,490	38,067	24.515%	22.610%	$144,399,510.38	$120,564,919.40	24.439%	22.682%
REPAYMENT
Active
Current	3.775%	3.805%	70,352	64,640	38.765%	38.394%	$195,952,699.24	$163,666,339.27	33.164%	30.791%
31-60 Days Delinquent	3.730%	3.725%	5,625	5,434	3.099%	3.228%	$16,363,176.94	$17,386,388.19	2.769%	3.271%
61-90 Days Delinquent	3.778%	3.614%	3,027	3,885	1.668%	2.308%	$8,927,050.52	$12,675,578.94	1.511%	2.385%
91-120 Days Delinquent	3.762%	3.724%	1,998	2,410	1.101%	1.431%	$6,207,794.48	$7,925,346.47	1.051%	1.491%
> 120 Days Delinquent	3.700%	3.694%	7,326	6,590	4.037%	3.914%	$21,564,675.30	$18,916,650.67	3.650%	3.559%

Deferment
Current	3.129%	3.103%	26,736	26,038	14.732%	15.466%	$104,711,759.39	$99,722,230.44	17.722%	18.761%

Forbearance
Current	3.739%	3.719%	20,862	20,259	11.495%	12.033%	$89,627,410.08	$87,797,886.24	15.169%	16.518%

TOTAL REPAYMENT	3.610%	3.599%	135,926	129,256	74.898%	76.773%	$443,354,565.95	$408,090,420.22	75.035%	76.775%
Claims in Process (1)	3.728%	3.735%	1,062	1,033	0.585%	0.614%	$3,099,164.61	$2,867,972.36	0.525%	0.540%
Aged Claims Rejected (2)	4.026%	4.191%	3	5	0.002%	0.003%	$7,382.48	$15,835.63	0.001%	0.003%
GRAND TOTAL	3.416%	3.422%	181,481	168,361	100.000%	100.000%	$590,860,623.42	$531,539,147.61	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*	Percentages may not total 100% due to rounding.

V.     2002-8 Portfolio Characteristics by School and Loan Type

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.431%	103,267	$281,600,827.00	52.978%
- GSL — Unsubsidized	3.329%	62,364	$239,313,977.82	45.023%
- PLUS Loans	4.474%	1,230	$5,707,110.57	1.074%
- SLS Loans	5.427%	1,500	$4,917,232.22	0.925%

- Total	3.422%	168,361	$531,539,147.61	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.422%	134,304	$458,964,373.25	86.346%
- Two Year	3.376%	26,565	$56,023,854.43	10.540%
- Technical	3.591%	7,486	$16,498,255.60	3.104%
- Other	3.982%	6	$52,664.33	0.010%

- Total	3.422%	168,361	$531,539,147.61	100.000%

*Percentages may not total 100% due to rounding.

VI. 2002-8 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$3,744,517.64
B	Interest Subsidy Payments Accrued During Collection Period				894,560.01
C	SAP Payments Accrued During Collection Period				2,078,218.45
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION, CAP’D INT)				238,029.99
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00
F	Net Expected Interest Collections				$6,955,326.09

G	Student Loan Rate
	i	Days in Calculation Period			90
	ii	Days in Year			360
	iii	Net Expected Interest Collections			$6,955,326.09
	iv	Primary Servicing Fee			$1,280,169.17
	v	Administration Fee			$20,000.00
	vi	Swap Fees			$7,558.65
	vii	Total Pool Balance at Beginning of Collection Period			$603,183,259.43
	viii	Student Loan Rate			3.74520%

H	Interest Rate Swap Calculations

			Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Swap Notional Amount	$—	$—	$150,729,217.58	$418,503,000.00	$35,459,000.00

	ii	Note Interest Rate	0.00000%	0.00000%	2.59000%	2.69000%	2.99000%
	iii	Student Loan Rate	3.74520%	3.74520%	3.74520%	3.74520%	3.74520%

	iv	Excess Over Student Loan Rate ( ii-iii)	0.00000%	0.00000%	0.00000%	0.00000%	0.00000%
	v	Swap Payments Due to Trust	$0.00	$0.00	$0.00	$0.00	$0.00

	vi	Swap Payments Due to Counterparty	$0.00	$0.00	$1,884.12	$5,231.29	$443.24

		(.005% per annum of swap notional)

VII. 2002-8 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.000000000	—	0.00000%

B	Class A-2 Interest Rate	0.000000000	—	0.00000%

C	Class A-3 Interest Rate	0.006475000	12/15/04—3/15/05	2.59000%

D	Class A-4 Interest Rate	0.006725000	12/15/04—3/15/05	2.69000%

F	Class B Interest Rate	0.007475000	12/15/04—3/15/05	2.99000%

VIII. 2002-8 Inputs from Previous Quarter 11/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$590,860,623.42
	ii	Interest To Be Capitalized	12,322,636.01

	iii	Total Pool	$603,183,259.43
	iv	Specified Reserve Account Balance	1,507,958.15

	v	Total Adjusted Pool	$604,691,217.58

B	Total Note and Certificate Factor		0.51159954176
C	Total Note Balance		$604,691,217.58

D	Note Balance 12/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.0000000000	0.0000000000	0.8712671536	1.0000000000	1.0000000000
	ii	Expected Note Balance	$0.00	$0.00	$150,729,217.58	$418,503,000.00	$35,459,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$1,507,958.15
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX.     2002-8     Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Section III-J)		$66,634,733.98	$66,634,733.98

B	Primary Servicing Fees-Current Month		$411,353.69	$66,223,380.29

C	Administration Fee		$20,000.00	$66,203,380.29

D	Swap Fees
	i	Fixed Rate Swap Payment	$2,519.55	$66,200,860.74
	ii	Fixed Rate Swap Payment	$2,519.55	$66,198,341.19
	iii	Fixed Rate Swap Payment	$2,519.55	$66,195,821.64

		Total Swap Fee	$7,558.65

E	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$66,195,821.64
	ii	Class A-2	$0.00	$66,195,821.64
	iii	Class A-3	$975,971.68	$65,219,849.96
	iv	Class A-4	$2,814,432.68	$62,405,417.28
	vi	Class B	$265,056.03	$62,140,361.25

	vii	Total Noteholder's Interest Distribution	$4,055,460.39

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$62,140,361.25
	ii	Class A-2	$0.00	$62,140,361.25
	iii	Class A-3	$60,464,431.32	$1,675,929.93
	iv	Class A-4	$0.00	$1,675,929.93
	vi	Class B	$0.00	$1,675,929.93

	vii	Total Noteholder's Principal Distribution	$60,464,431.32

G	Increase to the Specified Reserve Account Balance		$0.00	$1,675,929.93

H	Floating Rate Swap Payment Reimbursement		$0.00	$1,675,929.93

I	Carryover Servicing Fees		$0.00	$1,675,929.93

J	Excess to Certificate Holder		$1,675,929.93	$0.00

X. 2002-8 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Quarterly Interest Due			$0.00	$0.00	$975,971.68	$2,814,432.68	$265,056.03
	ii	Quarterly Interest Paid			0.00	0.00	$975,971.68	$2,814,432.68	265,056.03

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00
	vii	Quarterly Principal Due			$0.00	$0.00	$60,464,431.32	$0.00	$0.00
	viii	Quarterly Principal Paid			0.00	0.00	60,464,431.32	0.00	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$0.00	$61,440,403.00	$2,814,432.68	$265,056.03

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 2/28/05			$604,691,217.58
	ii	Adjusted Pool Balance 2/28/05			544,226,786.26

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$60,464,431.32

	iv	Adjusted Pool Balance 11/30/04			$604,691,217.58
	v	Adjusted Pool Balance 2/28/05			544,226,786.26

	vi	Current Principal Due (iv-v)			$60,464,431.32
	vii	Principal Shortfall from Previous Collection Period			-

	viii	Principal Distribution Amount (vi + vii)			$60,464,431.32

	ix	Principal Distribution Amount Paid			$60,464,431.32
	x	Principal Shortfall (viii — ix)			$-

C		Total Principal Distribution			$60,464,431.32

D		Total Interest Distribution			4,055,460.39

E		Total Cash Distributions			$64,519,891.71

F	Note Balances			12/15/2004	3/15/2005
	i	A-1 Note Balance	78442GEZ5	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	78442GFA9	$—	$—
		A-2 Note Pool Factor		0.0000000000	0.0000000000

	iii	A-3 Note Balance	78442GFB7	$150,729,217.58	$90,264,786.26
		A-3 Note Pool Factor		0.8712671536	0.5217617703

	iv	A-4 Note Balance	78442GFC5	$418,503,000.00	$418,503,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000

	vi	B Note Balance	78442GFD3	$35,459,000.00	$35,459,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,507,958.15
	ii	Deposits to correct Shortfall			$-
	iv	Total Reserve Account Balance Available			$1,507,958.15
	v	Required Reserve Account Balance			$1,357,174.03

	vi	Shortfall Carried to Next Period			$-
	vii	Excess Reserve — Release to Collection Account			$150,784.12
	viii	Ending Reserve Account Balance			$1,357,174.03

XI.     2002-8     Historical Pool Information

				2004	2003
			12/1/04-2/28/05	12/1/03-11/30/04	3/1/03-11/30/03
Beginning Student Loan Portfolio Balance			$590,860,623.42	$858,204,181.20	$1,082,961,365.44

	Student Loan Principal Activity
	i	Regular Principal Collections	$57,135,040.55	$272,336,574.70	$229,599,985.37
	ii	Principal Collections from Guarantor	4,750,762.95	$10,312,956.16	2,159,073.59
	iii	Principal Reimbursements	52,240.55	$413,376.00	11,537,508.14
	iv	Other System Adjustments	—	—	0.00

	v	Total Principal Collections	$61,938,044.05	$283,062,906.86	$243,296,567.10

	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$13,660.76	$177,467.18	$2,753,298.42
	ii	Capitalized Interest	(2,630,229.00)	(15,896,816.26)	(21,292,681.28)

	iii	Total Non-Cash Principal Activity	$(2,616,568.24)	$(15,719,349.08)	$(18,539,382.86)

(-)	Total Student Loan Principal Activity		$59,321,475.81	$267,343,557.78	$224,757,184.24

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,042,202.82	$11,426,495.81	$12,167,439.25
	ii	Interest Claims Received from Guarantors	141,996.04	$341,002.62	55,391.25
	iii	Collection Fees/Returned Items	24,367.49	$67,862.63	20,471.16
	iv	Late Fee Reimbursements	107,252.94	$439,408.21	275,910.66
	v	Interest Reimbursements	13,069.45	$120,643.43	200,288.29
	vi	Other System Adjustments	—	$—	—
	vii	Special Allowance Payments	1,730,564.29	$1,602,981.66	165,964.41
	viii	Subsidy Payments	1,050,689.73	6,158,491.55	9,182,479.99

	ix	Total Interest Collections	$5,110,142.76	$20,156,885.91	$22,067,945.01

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$595.43	$6,958.55	$(2,646,922.01)
	ii	Capitalized Interest	2,630,229.00	15,896,816.26	21,292,681.28

	iii	Total Non-Cash Interest Adjustments	$2,630,824.43	$15,903,774.81	$18,645,759.27

	Total Student Loan Interest Activity		$7,740,967.19	$36,060,660.72	$40,713,704.28

(=)	Ending Student Loan Portfolio Balance		$531,539,147.61	$590,860,623.42	$858,204,181.20
(+)	Interest to be Capitalized		$11,330,464.62	$12,322,636.01	$21,479,066.06

(=)	TOTAL POOL		$542,869,612.23	$603,183,259.43	$879,683,247.26

(+)	Reserve Account Balance		$1,357,174.03	$1,507,958.15	$2,199,208.12

(=)	Total Adjusted Pool		$544,226,786.26	$604,691,217.58	$881,882,455.38

XII.      2002-8 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Mar-03	$1,116,529,454	13.00%
Jun-03	$1,077,436,094	12.60%
Sep-03	$974,985,814	18.58%
Dec-03	$879,683,247	21.61%
Mar-04	$795,250,278	23.05%
Jun-04	$760,671,067	21.21%
Sep-04	$665,180,284	23.60%
Dec-04	$603,183,259	24.00%
Mar-05	$542,869,612	24.46%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.